SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Photronics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Photronics, Inc. (the “Company”) is scheduled to hold its Annual Meeting of Shareholders on March 28, 2012.

The Board of Directors and the management of the Company values direct interaction and communication with shareholders. During fiscal 2011, the Board encouraged senior management to solicit feedback from shareholders. Accordingly, senior management attended numerous meetings, telephone and conference calls with the Company’s shareholders. Such communications covered subjects such as the Company’s financial and operating performance,corporate governance, and executive compensation policies and practices. Some shareholders have a policy of not participating in such management meetings.

For the Company’s 2011 proxy season, two issues were addressed with a few of the Company’s significant shareholders, the excise tax gross up in the Company’s executive employment agreements and shareholder desire to see the Board of Directors appoint a Director with technical and semiconductor industry experience as well as someone of Asian descent. This communication with shareholders and the Company’s response was discussed on page 6 and 15 of the Company’s Proxy Statement filed with the Securities and Exchange Commission on February 23, 2012.

Page 6 of the Proxy Statement states that the Company is open to and receptive to shareholder communication. In January of 2012, the Company announced that Dr. L.C. Hsia, a Taiwanese national, with many years of experience in the semiconductor industry joined the Board of Directors of Photronics.

Furthermore, Page 15 of the Company’s Proxy Statement filed with the Securities and Exchange Commission on February 23, 2012, states that the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) understands that excise tax gross up payments upon a change of control is considered to be a pay practice that is not favored by shareholders. This issue was among several issues analyzed by the Compensation Committee in the past that was influenced by communications with shareholders.

The Compensation Committee met on March 15, 2012 and decided that prospectively the Company will not include tax gross up provisions in its employment agreements and proposed the removal of the excise tax gross up from the Company’s current employment agreements.On March 16, 2012, the Compensation Committee reached agreement with each of the Executives to make such removal.

Please see the Company’s Form 8-K filed with the SEC on March 16, 2012.

During fiscal 2011, management did not receive any other material feedback about executive compensation and practices to report to the Compensation Committee. Furthermore, the Company did not receive any shareholder proposals for the 2011 and 2012 proxy season.